Exhibit (14)(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and “Financial Highlights” in the Registration Statement and related Prospectus of Barings BDC, Inc. and to the incorporation therein of our report dated March 19, 2021, with respect to the consolidated financial statements of Sierra Income Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
September 15, 2022